UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): May 5, 2010
FLOW INTERNATIONAL CORPORATION

(Exact Name of Registrant as Specified in Its Charter)
Washington

(State or Other Jurisdiction of Incorporation)

001-34443	91-1104842

(Commission File Number)	(IRS Employer Identification No.)

23500 64th Avenue South, Kent, Washington	98032

(Address of Principal Executive Offices)	(Zip Code)
(253) 850-3500

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(d) Flow International Corporation (the “Company”) announced that on May 5, 2010, Patrick J. Byrne and Bradley D. Tilden had been appointed to its Board of Directors. Mr. Byrne is President and Chief Executive Officer of Intermec, Inc., and Mr. Tilden is President of Alaska Airlines. A copy of a press release containing additional biographical information is attached to this Current Report on Form 8-K as Exhibit 99.1. The Company expects that Mr. Byrne will serve on the Compensation Committee and Mr. Tilden will serve on the Audit Committee. There are no arrangements or understandings between either Mr. Byrne or Mr. Tilden and any other persons pursuant to which Mr. Byrne or Mr. Tilden were selected as directors. There are no transactions since the beginning of the Company’s last fiscal year, or any currently proposed transactions, with the Company to which either Mr. Byrne or Mr. Tilden was or is to be a party, in which either Mr. Byrne or Mr. Tilden, or any member of their respective immediate families, has a direct or indirect material interest.
Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits

99.1	Press release dated May 10, 2010.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLOW INTERNATIONAL CORPORATION (Registrant)
Date: May 10, 2010	By:	/s/ John S. Leness
John S. Leness
General Counsel and Secretary